 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event
reported): June 11, 2013

Travelzoo Inc.
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(Exact Name of Registrant as Specified in Charter)

Delaware --------------------------- (State or Other Jurisdiction of Incorporation)	000-50171 ------------------- (Commission File Number)	36-4415727 --------------------------- (I.R.S. Employer Identification Number)

590 Madison Avenue, 37th Floor New York, New York ---------------------------------------------------- (Address of Principal Executive Offices)	10022 ------------------ (Zip Code)

Registrant’s telephone number, including area code:

(212) 484-4900
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events.

On June 11, 2013, Travelzoo Inc., a Delaware corporation, (the “Company”) issued a press release announcing a Special Committee of its Board of Directors, consisting of three independent directors (the “Special Committee”), and its full Board of Directors unanimously approved a proposed reverse/forward stock split transaction, subject to shareholder approval, intended to reduce its shareholder account administration costs by reducing the number of its shareholders from over 90,000 to fewer than 10,000.

The proposed reverse/forward stock split transaction consists of a 1-for-25 reverse stock split of the Company's outstanding common stock, followed immediately by a 25-for-1 forward stock split (collectively referred to as the “reverse/forward split”). Shareholders holding less than 25 shares of common stock immediately prior to the reverse split will not receive fractional shares in the reverse stock split, but will instead have their shares converted into the right to receive a cash payment in exchange for and in proportion to the fractional share interests resulting from the reverse stock split. These fractional share interests will be aggregated by the Company's transfer agent and sold on the open market following the forward stock split.

Shareholders who held less than 25 shares immediately prior to the reverse stock split will receive a cash payment based on and equal to their resulting fractional interest times the price of a share equal to the higher of (a) the trailing ten day average trading price of the Company's common stock immediately preceding consummation of the reverse/forward split or (b) the average aggregate sales price received in the sale on the open market of the shares resulting from aggregation of the fractionalized interests. Shareholders holding 25 or more shares of common stock immediately before the reverse/forward split will not receive a cash payment, but will continue to hold the same number of shares after completion of the reverse/forward split as they held immediately prior. As a result, the Company anticipates no changes in the total number of outstanding shares of common stock as a result of the reverse/forward split.

Closing of the transaction is conditioned upon receipt of a bring-down fairness opinion prior to the execution of the proposed reverse/forward split and approval by the Company's shareholders, including a majority of the Company's non-affiliated shareholders. The Special Committee retains the right to defer or abandon the proposed transaction at any time prior to its completion, even if shareholder approval is obtained.

The Company plans to seek shareholder approval of this proposed transaction at its annual shareholders' meeting in order to reduce proxy-related costs. The Company expects to file with the Securities and Exchange Commission (“SEC”) its preliminary proxy statement for the annual meeting and the proposed reverse/forward split and will determine the annual meeting date, which will be disclosed in the definitive proxy statement to be filed with the SEC and mailed to shareholders entitled to vote at the meeting. The proxy will include further details related to this proposed transaction.

A copy of the press release issued by the Company is attached hereto as Exhibit 99.1.

Item 9.01.   Financial Statements and Exhibits.

See Exhibit Index.
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELZOO INC.

Date: June 11, 2013	By:	/s/ Glen Ceremony
Glen Ceremony
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release dated June 11, 2013.